Exhibit 10.1

FIRST AMENDMENT TO THE
COMPASS MINERALS INTERNATIONAL, INC.
2020 INCENTIVE AWARD PLAN

This First Amendment (this “First Amendment”) to the Compass Minerals International, Inc. 2020 Incentive Award Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Compass Minerals International, Inc., a Delaware corporation (the “Company”), on January 6, 2022.

RECITALS
A.The Company currently maintains the Plan.
B.Pursuant to Section 12.1 of the Plan, the Board has the authority to amend the Plan to increase the maximum number of Shares (as defined in the Plan) which may be issued under the Plan, subject to approval of the Company’s stockholders within twelve (12) months of such action.
C.The Board believes it to be in the best interest of the Company to amend the Plan to (i) increase the shares of common stock of the Company reserved thereunder, (ii) revise the Plan’s award vesting limitations to reflect such increase, and (iii) extend the Expiration Date (as defined in the Plan) until the tenth anniversary of the date this First Amendment is approved by the Board.

AMENDMENT
1.The first sentence of Section 3.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:
“Subject to adjustment as provided in Section 12.2, an aggregate number of Shares equal to the sum of (i) 3,600,000 Shares and (ii) any Shares which as of the Effective Date are available for issuance under the Compass Minerals International, Inc. 2015 Incentive Award Plan, as amended (the “2015 Plan”) shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided in Section 12.2, no more than a total of 3,600,000 Shares shall be authorized for grant as Incentive Stock Options.”
2.Clause (d) of Section 3.2 of the Plan is hereby amended and restated in its entirety to read as follows:
“(d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the maximum number of Shares authorized for issuance under Section 3.1.”
3.The first sentence of Section 12.1(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after January 6, 2032 (the “Expiration Date”).”
4.This First Amendment shall be and hereby is incorporated in and forms a part of the Plan. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
5.This First Amendment shall be effective as of the date that it is approved by the Company’s stockholders, provided that such approval is obtained within twelve (12) months of the date first written above.

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